Exhibit 2.31

VIDEOTRON LTD. / VIDÉOTRON LTÉE

TENTH SUPPLEMENTAL INDENTURE

Dated as of December 5, 2011

Wells Fargo Bank, National Association,

Trustee

TENTH SUPPLEMENTAL INDENTURE, dated as of December 5, 2011 (this “Tenth Supplemental Indenture”), by and among Videotron Ltd. / Vidéotron Ltée, a corporation under the laws of the Province of Québec (the “Corporation”), 9253-1920 Québec Inc., a corporation under the laws of the Province of Québec (“1920”), 9253-1870 Québec Inc., a corporation under the laws of the Province of Québec (“1870” and, together with 1920, the “Additional Subsidiary Guarantors” and each an “Additional Subsidiary Guarantor”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of April 15, 2008, as supplemented through the date hereof (the “Indenture”), by and among the Corporation, each of the subsidiary guarantors party thereto (collectively referred to as the “Original Subsidiary Guarantors”), and the Trustee.

WHEREAS, the Corporation, the Original Subsidiary Guarantors and the Trustee have entered into the Indenture governing the Corporation’s 9 1/8% Senior Notes due April 15, 2018 (the “Notes”);

WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Corporation shall cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary;

WHEREAS, the parties hereto are desirous of further supplementing the Indenture in the manner hereinafter provided for the purpose of providing Subsidiary Guarantees by each of the Additional Subsidiary Guarantors in accordance with the terms of the Indenture;

WHEREAS, Section 9.01(e) of the Indenture provides that the Corporation and the Trustee may amend or supplement the Indenture without the consent of any Holder to add additional guarantees with respect to the Notes; and

WHEREAS, all things necessary have been done to make this Tenth Supplemental Indenture a valid agreement of the Corporation, each of the Additional Subsidiary Guarantors and the Trustee, in accordance with its terms.

NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

1. Terms used in this Tenth Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

2. Each of the Additional Subsidiary Guarantors hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions and limitations set forth in the Indenture, including but not limited to Article 10 of the Indenture.

3. This Tenth Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

4. This Tenth Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Tenth Supplemental Indenture unless the context otherwise requires.

5. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Tenth Supplemental Indenture, the terms and conditions of this Tenth Supplemental Indenture shall prevail.

6. If any provision of this Tenth Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Tenth Supplemental Indenture is executed, the provision required by said Act shall control.

7. This Tenth Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

8. This Tenth Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Tenth Supplemental Indenture.

9. The recitals contained in this Tenth Supplemental Indenture shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the day and year first above written.

CORPORATION:

VIDÉOTRON LTÉE

By:	/s/ Claudine Tremblay	By:	/s/ Chloé Poirier
	Name: Claudine Tremblay		Name: Chloé Poirier
	Title: Vice President and Secretary		Title: Treasurer

ADDITIONAL SUBSIDIARY GUARANTOR:

9253-1920 QUÉBEC INC.

By:	/s/ Claudine Tremblay	By:	/s/ Chloé Poirier
	Name: Claudine Tremblay		Name: Chloé Poirier
	Title: Vice President and Secretary		Title: Treasurer

ADDITIONAL SUBSIDIARY GUARANTOR:

9253-1870 QUÉBEC INC.

By:	/s/ Claudine Tremblay	By:	/s/ Chloé Poirier
	Name: Claudine Tremblay		Name: Chloé Poirier
	Title: Vice President and Secretary		Title: Treasurer

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

Tenth Supplemental Indenture to 2008 Indenture